Exhibit 23.1


                         [Letterhead of Deloitte & Touche LLP]



             INDEPENDENT AUDITORS' CONSENT

             We consent to the incorporation by reference in this Registration Statement of The Good Guys, Inc. on Form S-8 of our report dated November 20, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Good Guys, Inc. for the year ended September 30, 1996.

             Deloitte & Touche LLP

             June 27, 1997